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                                                                      EXHIBIT 21

                        Subsidiaries of Peerless Mfg. Co.


         Name                                    Domicile                   Ownership
         ----                                    --------                   ---------
    Peerless Europe Ltd.                    The United Kingdom                 100%

    Peerless (Barbados) Inc.                Barbados                           100%

    PMC Acquisition Inc. d/b/a
         ABCO Industries                    Texas                              100%